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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

        Name                   Jurisdiction of Organization                        Ownership
-----------------------  ------------------------------------------  --------------------------------------
James Monroe Bank                       Virginia                              100%
James Monroe Statutory                 Connecticut                    100% of the common voting securities
     Trust I
James Monroe Statutory                 Connecticut                    100% of the common voting securities
     Trust II
